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                                                                 Exhibit 10.135a
                                                                   Tiffany & Co.
                                  (Translation)              Report on Form 10-K
                      TIFFANY & CO. JAPAN INC. [letterhead]

                                                              September 26, 2003

Dear Shareholders:

         As there was an erroneous description in Section II. (Representations and Warranties by the Issuer), Paragraph (7) of the Application for Bonds pertaining to Tiffany & Co. Japan Inc. First Series Yen Bonds (Qualified Institutional Investors Only) guaranteed by Tiffany & Co., we would like to correct such erroneous description as follows. Thus, in order to verify your consent to this correction, we kindly ask that you specify the date, company name, and your name at the signature column at the end of this letter.

         We thank you in advance for your kind understanding and cooperation in this matter.

                                               Tiffany & Co. Japan Inc.

                                               Director, Katsuhiko Nitta (seal)

Before Correction:

(7) When the entire amount of the Issue Price has been paid in full and when the signature of the Board Chairman of the Issuer in facsimile has been put on the Bond Certificates and the Coupons, and the Bond Certificates accompanied by the Coupons have been delivered to or to the order of the purchaser, the Bond Certificates accompanied by the Coupons so delivered will have been duly and validly issued and will represent legally valid and binding obligations of the Issuer enforceable against it in accordance with their respective terms, except that enforceability may be limited by the laws of bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights in general.

After Correction:

(7) When the entire amount of the Issue Price has been paid in full and when the signature of the Director of the Issuer in facsimile has been put on the Bond Certificates and the Coupons, and the Bond Certificates accompanied by the Coupons have been delivered to or to the order of the purchaser, the Bond Certificates accompanied by the Coupons so delivered will have been duly and validly issued and will represent legally valid and binding obligations of the Issuer enforceable against it in accordance with their

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         respective terms, except that enforceability may be limited by the laws of bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights in general.

I hereby approve of and consent to the foregoing correction.

September    , 2003


________________________________
Company Name:
Name:

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